Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, par value $0.01 per share, of LENSAR, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 19, 2023

NORTH RUN CAPITAL, LP

By:	North Run Advisors, LLC, its General Partner

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

NORTH RUN ADVISORS LLC

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

NR-GRI PARTNERS, LP

By:	NR-GRI Partners GP, LLC, its General Partner

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

NR-GRI PARTNERS GP, LLC

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

/s/ Todd B. Hammer
Todd B. Hammer

/s/ Thomas B. Ellis
Thomas B. Ellis